UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 18, 2006 (October 18, 2006)
QUOVADX, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-29273	85-0373486

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
7600 E. Orchard Road, Suite 300-S, Greenwood Village, CO 80111
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (303) 488-2019
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
The Registrant intends to respond as follows to questions received by it about the court’s denial of approval of a settlement agreement as reported in its Form 8-K filed October 17, 2006:

Q:	Can you explain the 8-K filing in layman’s terms?

A:	The court rejected the original 10(b) settlement because it included claims under Section 10(b) that plaintiffs in the Section 11 action may have had; those plaintiffs had not been certified as class members in the Section 10(b) action for trial purposes. We are negotiating another settlement with the 10(b) plaintiffs to exclude any claims by the Section 11 plaintiffs. These negotiations are ongoing. When agreements are finalized, we’ll make appropriate disclosures.

Q:	Will total Section 10(b) liability be reduced?

A:	It is too early to say. Litigation is uncertain and it’s difficult to predict final outcomes, so we won’t. We’ll make appropriate disclosures as events are finalized.

Q:	Will Section 11 liability go up?

A:	It is too early to say. Litigation is uncertain and it’s difficult to predict final outcomes, so we won’t. We’ll make appropriate disclosures as events are finalized.

Q:	What will D&O insurance cover?

A:	As we previously disclosed, we do not believe any insurance proceeds will be available for defense costs, settlement expenses, or judgment, if any, in the Section 11 action.

As we previously disclosed, $7.0 million of insurance proceeds are available for the Section 10(b) settlement, the final allocation of those funds will depend on final settlement agreement in the Section 10(b) action.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUOVADX, INC.
Date: October 18, 2006	/s/ Linda K. Wackwitz
Linda K. Wackwitz
Secretary